Exhibit 99.1

CENTRAL EUROPEAN MEDIA ENTERPRISES
REPORTS RESULTS FOR THE FIRST QUARTER ENDED MARCH 31, 2011

Q1 Net Revenues increased by 20% to US$ 172.8 million from US$ 143.6 million
Q1 OIBDA increased to US$ 14.2 million from US$ 0.8 million

HAMILTON, BERMUDA, April 27, 2011 – Central European Media Enterprises Ltd. (“CME” or the “Company”) (NASDAQ/Prague Stock Exchange - CETV) today announced financial results for the three months ended March 31, 2011.

Net revenues for the first quarter of 2011 increased US$ 29.1 million to US$ 172.8 million, compared to the first quarter of 2010. OIBDA¹ for the quarter increased US$ 13.4 million to US$ 14.2 million.   Operating loss for the quarter decreased by US$ 11.5 million to US$ (7.7) million. Net loss attributable to the shareholders of CME for the quarter improved to US$ (21.1) million compared to a loss of US$ (42.3) million for the first quarter 2010. Fully diluted loss per share for the quarter decreased by US$ 0.34 to US$ (0.33).  Results for the first quarter of 2011 include the bTV group acquired by CME in April 2010 and exclude CME’s former Ukraine operations, which were disposed of in April 2010.

Adrian Sarbu, President and Chief Executive Officer of CME, commented: “Our revenues and OIBDA significantly increased in the first quarter. We delivered positive free cash flow ahead of our target. This is a result of our continued audience and market leadership, rigorous cost control, the positive contribution of the bTV group in Bulgaria, and growth in both Media Pro Entertainment and the New Media Division. In addition, our liquidity remained strong, and allowed us to buy back US$ 24 million of debt and refinance US$ 206.3 million of convertible notes due 2013. We remain confident that all our TV ad markets will grow in 2011.”

– continued –

1 OIBDA is Operating Income before Depreciation and Amortization, which is equivalent to our former definition of EBITDA, as defined in ‘Segment Data’ below.  Consolidated OIBDA, which is set out here, is equal to the OIBDA for each of our segments less central costs (which include non-cash stock-based compensation).  We define OIBDA margin as the ratio of OIBDA to Net Revenues.

Consolidated Results for the Three Months Ended March 31, 2011

Net revenues for the three months ended March 31, 2011 increased by 20.3% to US$ 172.8 million from US$ 143.6 million for the three months ended March 31, 2010.  Operating loss for the quarter was US$ (7.7) million compared to US$ (19.1) million for the three months ended March 31, 2010.  Net loss attributable to the shareholders of CME for the quarter was US$ (21.1) million compared to a loss of US$ (42.3) million for the three months ended March 31, 2010.  Fully diluted loss per share for the three months ended March 31, 2011 improved US$ 0.34 to US$ (0.33).

OIBDA for the three months ended March 31, 2011 increased to US$ 14.2 million from US$ 0.8 million in the three months ended March 31, 2010. OIBDA margin for the three months ended March 31, 2011 was 8.2% compared to 0.6% in the three months ended March 31, 2010.

Headline Consolidated Results for the three months ended March 31, 2011 and 2010 were:

	RESULTS
	For the Three Months Ended March 31, (US $000’s)
	2011	2010	$ change	% change
Net revenues	$172,772	$143,641	$29,131	20.3%
OIBDA	14,246	841	13,405	Nm1
Operating loss	(7,665)	(19,133)	11,468	59.9%
Net loss attributable to CME Ltd.	(21,114)	(42,294)	21,180	50.1%
Fully diluted net loss per share	$(0.33)	$(0.67)	$0.34	50.7%

1 Number is not meaningful.

Segment Results

We evaluate the performance of our operations based on Net Revenues and OIBDA.

Our Net Revenues and Consolidated OIBDA for the three months ended March 31, 2011 and 2010 were:

	SEGMENT RESULTS
	For the Three Months Ended March 31, (US $000's)
	2011	2010	$ change	% change
Broadcast	$157,517	$135,425	$22,092	16.3%
Media Pro Entertainment	40,179	28,043	12,136	43.3%
New Media	2,621	2,021	600	29.7%
Intersegment revenues	(27,545)	(21,848)	(5,697)	(26.1)%
Net Revenues	$172,772	$143,641	$29,131	20.3%

Broadcast	$26,148	$17,817	$8,331	46.8%
Media Pro Entertainment	724	(2,033)	2,757	Nm1
New Media	(1,601)	(3,384)	1,783	52.7%
Central	(9,846)	(10,812)	966	8.9%
Elimination	(1,179)	(747)	(432)	(57.8)%
Consolidated OIBDA	$14,246	$841	$13,405	Nm1

1 Number is not meaningful.

CME will host a teleconference and video webcast to discuss its first quarter results on Wednesday, April 27, 2011 at 9:00 a.m. New York time (2:00 p.m. London time and 3:00 p.m. Prague time). The video webcast and teleconference will refer to presentation slides which will be available on CME’s website at www.cetv-net.com prior to the call.

To access the teleconference, U.S. and international callers may dial +1 785-424-1059 ten minutes prior to the start time and reference passcode 7CETVQ1.  The conference call will be video webcasted live via www.cetv-net.com.

The video webcast and a digital audio replay in MP3 format will be available for two weeks following the call at www.cetv-net.com. In the coming weeks, CME will post the results for the quarter ended March 31, 2011 for its wholly-owned subsidiary CET 21 spol. s r.o. at www.cetv-net.com.

Forward-Looking and Cautionary Statements

This press release contains forward-looking statements. For all forward-looking statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy or are otherwise beyond our control and some of which might not even be anticipated.  Forward-looking statements reflect our current views with respect to future events and because our business is subject to such risks and uncertainties, actual results, our strategic plan, our financial position, results of operations and cash flows could differ materially from those described in or contemplated by the forward-looking statements.

For a more detailed description of these uncertainties and other factors, please see the "Risk Factors" section in CME’s Quarterly Report on Form 10-Q for the three months ended March 31, 2011, which was filed with the Securities and Exchange Commission on April 27, 2011. We undertake no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise.

This press release should be read in conjunction with our Quarterly Report on Form 10-Q for the three months ended March 31, 2011, which was filed with the Securities and Exchange Commission on April 27, 2011.

We make available free of charge on our website at www.cetv-net.com our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports as soon as reasonably practicable after we electronically file such material with, or furnish it to, the Securities and Exchange Commission.

CME is a vertically integrated media company operating a leading broadcast, content and new media business in six Central and Eastern European countries with an aggregate population of approximately 50 million people. CME’s television stations are located in Bulgaria (bTV, bTV Cinema, bTV Comedy, bTV Action and Ring.bg), Croatia (Nova TV and Doma), the Czech Republic (TV Nova, Nova Cinema, Nova Sport and MTV Czech), Romania (PRO TV, PRO TV International, Acasa, PRO Cinema, Sport.ro and MTV Romania), the Slovak Republic (TV Markíza and Doma) and Slovenia (POP TV, Kanal A and POP Brio). CME is traded on the NASDAQ and the Prague Stock Exchange under the ticker symbol “CETV”.

###

For additional information, please visit www.cetv-net.com or contact:

Romana Wyllie
Vice President of Corporate Communications
Central European Media Enterprises
+420 242 465 525
romana.wyllie@cme-net.com

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(US$ 000’s, except share and per share data)

	For the Three Months Ended March 31,
	2011	2010
Net revenues	$172,772	$143,641
Operating expenses:
Operating costs	33,655	27,280
Cost of programming	96,031	87,786
Depreciation of property, plant and equipment	13,417	14,114
Amortization of broadcast licenses and other intangibles	7,627	5,149
Cost of revenues	150,730	134,329
Selling, general and administrative expenses	29,707	28,445
Operating loss	(7,665)	(19,133)
Interest expense, net	(54,911)	(30,875)
Foreign currency exchange gain, net	43,265	9,557
Change in fair value of derivatives	(40)	(3,656)
Other expense	(712)	(270)
Loss from continuing operations before tax	(20,063)	(44,377)
(Provision) / credit for income taxes	(932)	2,391
Loss from continuing operations	(20,995)	(41,986)
Discontinued operations, net of tax	-	(3,922)
Loss from discontinued operations	-	(3,922)
Net loss	(20,995)	(45,908)
Net (income) / loss attributable to noncontrolling interests	(119)	3,614
Net loss attributable to CME Ltd.	$(21,114)	$(42,294)

PER SHARE DATA:
Net loss per share
Continuing operations attributable to CME Ltd. – Basic and diluted	$(0.33)	$(0.61)
Discontinued operations attributable to CME Ltd. – Basic and diluted	0.0	(0.06)
Net loss attributable to CME Ltd – Basic and diluted	$(0.33)	$(0.67)

Weighted average common shares used in computing per share amounts (000’s):
Basic	64,369	63,537
Diluted	64,369	63,537

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.
CONDENSED CONSOLIDATED BALANCE SHEETS
(US$ 000’s)

	March 31, 2011	December 31, 2010
ASSETS
Cash and cash equivalents	$216,768	$244,050
Other current assets	378,857	368,035
Total current assets	595,625	612,085
Property, plant and equipment, net	264,055	250,902
Goodwill and other intangible assets, net	1,960,172	1,816,943
Other non-current assets	301,951	260,620
Total assets	$3,121,803	$2,940,550
LIABILITIES AND EQUITY
Accounts payable and accrued liabilities	$244,713	$224,058
Current portion of long-term debt and other financing arrangements	12,601	13,562
Other current liabilities	44,906	5,456
Total current liabilities	302,220	243,076
Long-term portion of long-term debt and other financing arrangements	1,374,152	1,346,222
Other non-current liabilities	106,461	103,500
Total liabilities	1,782,833	1,692,798

EQUITY
Common Stock	5,149	5,149
Additional paid-in capital	1,391,950	1,377,803
Accumulated deficit	(264,903)	(233,818)
Accumulated other comprehensive income	185,660	77,745
Total CME Ltd. shareholders’ equity	1,317,856	1,226,879
Noncontrolling interests	21,114	20,873
Total equity	1,338,970	1,247,752
Total liabilities and equity	$3,121,803	$2,940,550

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(US$ 000’s, except share and per share data)

	For the Three Months Ended March 31,
	2011	2010
Net cash generated from / (used in) continuing operating activities	$30,172	$(25,774)
Net cash used in continuing investing activities	(6,393)	(7,927)
Net cash (used in) / generated from financing activities	(57,207)	66,580
Net cash used in discontinued operations – operating activities	-	(5,692)
Net cash used in discontinued operations – investing activities	-	(201)
Impact of exchange rate fluctuations on cash and cash equivalents	6,146	(9,565)
Net (decrease) / increase in cash and cash equivalents	$(27,282)	$17,421

Net cash generated from / (used in) continuing operating activities	$30,172	$(25,774)
Capital expenditure, net of proceeds from disposal	(5,496)	(7,785)
Free cash flow	$24,676	$(33,559)

Supplemental disclosure of cash flow information:
Cash paid for interest	$39,101	$44,581
Cash paid for income taxes (net of refunds)	$3,701	$4,460

Segment Data

We manage our business on a divisional basis, with three operating segments which are also our reportable segments: Broadcast, Media Pro Entertainment and New Media, our content division.

We evaluate the performance of our segments based on Net Revenues and OIBDA. OIBDA, which includes program rights amortization costs, is determined as operating income / (loss) before depreciation and amortization of intangible assets. Items that are not allocated to our segments for purposes of evaluating their performance and therefore are not included in their OIBDA, include stock-based compensation and certain unusual or infrequent items (e.g., impairments of assets or investments).  We believe OIBDA is useful to investors because it provides a more meaningful representation of our performance as it excludes certain items that either do not impact our cash flows or the operating results of our operations.  OIBDA is also used as a component in determining management bonuses. Intersegment revenues and profits have been eliminated in consolidation.  OIBDA may not be comparable to similar measures reported by other companies.

Below are tables showing each of our Net Revenues and OIBDA by segment for the three months ended March 31, 2011 and 2010, together with a reconciliation of OIBDA to our Condensed Consolidated Statement of Operations:

(US $000'S)	For the Three Months Ended March 31,
	2011	2010
Net Revenues
Broadcast:
Bulgaria	$19,337	$940
Croatia	12,511	11,725
Czech Republic	57,706	54,300
Romania	34,354	36,547
Slovak Republic	19,090	18,090
Slovenia	14,519	13,823
Total Broadcast	157,517	135,425
Media Pro Entertainment	40,179	28,043
New Media	2,621	2,021
Intersegment revenues1	(27,545)	(21,848)
Total Net Revenues	$172,772	$143,641

1 Reflects revenues earned by the Media Pro Entertainment segment through sales to the Broadcast segment. All other revenues are third party revenues.

(US $000'S)	For the Three Months Ended March 31,
	2011	2010
OIBDA
Broadcast:
Bulgaria	$162	$(9,070)
Croatia	(332)	881
Czech Republic	22,668	22,184
Romania	3,449	4,529
Slovak Republic	(2,506)	(3,305)
Slovenia	3,214	3,084
Divisional operating costs	(507)	(486)
Total Broadcast	26,148	17,817
Media Pro Entertainment	724	(2,033)
New Media	(1,601)	(3,384)
Central	(9,846)	(10,812)
Elimination	(1,179)	(747)
Total OIBDA	$14,246	$841

(US $000's)	For the Three Months Ended
Reconciliation to Condensed Consolidated Statement of	March 31,
Operations:	2011	2010

Total OIBDA	$14,246	$841
Depreciation of property, plant and equipment	(14,284)	(14,825)
Amortization of intangible assets	(7,627)	(5,149)
Operating loss	(7,665)	(19,133)
Interest expense, net	(54,911)	(30,875)
Foreign currency exchange gain, net	43,265	9,557
Change in fair value of derivatives	(40)	(3,656)
Other expense	(712)	(270)
(Provision) / credit for income taxes	(932)	2,391
Loss from continuing operations	$(20,995)	$(41,986)